                                                                     EXHIBIT 2.4

If Premises located in State of New York:

SECTION     _____
BLOCK       _____
LOT         _____
Premises:



                                                        As of November ___, 1998


                   LEASEHOLD MORTGAGE AND SECURITY AGREEMENT
                               ("this Mortgage")

                                     FROM

                        NEW HORIZONS OF YONKERS, INC.,
                            a Delaware corporation

                                      and

                            BRADLEES STORES, INC.,
                          a Massachusetts corporation

                          (collectively, "Mortgagor")

     Address of Mortgagor:      One Bradlees Circle
                          Braintree, Massachusetts 02184

                                      TO

                    [______________________________________]

                                 ("Mortgagee")

     Address of Mortgagee:   _____________________________
                            _____________________________
                            _____________________________

                       Mortgage Amount:  $40,000,000.00



       This instrument prepared by, and after recording please return to:
                             Dewey Ballantine LLP
                          1301 Avenue of the Americas
                         New York, New York 10019-6092

                               TABLE OF CONTENTS
                               -----------------

                                                                      Page
                                                                      ----
RECITAL                                                                1

CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION                          1

GRANTING CLAUSE                                                        2

ARTICLE I           COVENANTS OF MORTGAGOR                             3
     Section 1.01.  Warranty of Title; Power and Authority.........    3
     Section 1.02.  Good Faith Contests............................    3
     Section 1.03.  Taxes on Mortgagee.............................    3
     Section 1.04.  Insurance......................................    3

ARTICLE II          EVENTS OF DEFAULTS AND REMEDIES                    3
     Section 2.01.  Events of Default and Certain Remedies.........    3

ARTICLE III         MISCELLANEOUS                                      4
    Section 3.01.   Modifications and Waivers in Writing...........    4
    Section 3.02.   Security Agreement.............................    4
    Section 3.03.   Notices........................................    4
    Section 3.04.   Successors and Assigns.........................    4
    Section 3.05.   Counterparts...................................    4
    Section 3.06.   Substitute Mortgages...........................    5
    Section 3.07.   Releases.......................................    5
    Section 3.08.   No Merger of Interests.........................    5
    Section 3.09.   New York Provisions............................    5
    Section 3.10.   Further Encumbrances...........................    6

DOCUMENT NUMBER:    250418.6

ATTORNEY NAME:      Napjus
     ROOM:          2942
     PHONE:         6306

CLIENT NAME/NUMBER: 020513
MATTER NAME/NUMBER: 53311

DOCUMENT NAME:      Leasehold Mortgage

                       Attention:   Val A. Soupios, Esq.

      THE AMOUNT OF THIS MORTGAGE IS FORTY MILLION AND NO/100THS DOLLARS
                                ($40,000,000).

                                    RECITAL

     New Horizons of Yonkers, Inc., a wholly owned subsidiary of Bradlees Stores, Inc., is the owner of a leasehold interest in the premises described in SCHEDULE A-1 (the "Yonkers Property") and Bradlees Stores, Inc. is the owner of a leasehold interest in the premises described in SCHEDULE A-2 (the "Union Square Property") (Schedule A-1 and Schedule A-2, collectively, "Schedule A"). Bradlees Stores, Inc. ("Issuer") will issue notes in an aggregate amount of FORTY MILLION AND NO/100THS DOLLARS ($40,000,000) (the "Loan") to "Noteholders" pursuant to the Indenture identified below, and in order to secure FORTY MILLION AND NO/100THS DOLLARS ($40,000,000) (the "Mortgage Amount") of the obligations of Issuer under the Notes, Mortgagor has granted this Mortgage to Mortgagee as Trustee for the Noteholders. The maximum amount secured hereby at execution or which under any contingency may become secured hereby at any time hereafter is the Mortgage Amount and all interest in respect thereof, plus all amounts expended by Mortgagee following a default hereunder in respect of insurance premiums and real estate taxes.

                 CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION

     Mortgagor and Mortgagee agree that, unless otherwise defined herein or unless the context otherwise specifies or requires, capitalized terms in the Recital and elsewhere in this Mortgage shall have the meanings ascribed to them in the Indenture.

     "Events of Default" means the events and circumstances described as such in
Section 2.01.

     "Ground Lease" means the leases identified in SCHEDULE A covering the property described in SCHEDULE A.

     "Improvements" means the leasehold interest in all structures or buildings, and replacements thereof, now or hereafter located upon the Premises created by the Ground Lease.

     "Indenture" means that certain Indenture by and among Bradlees Stores, Inc., Bradlees, Inc. and [TRUSTEE] dated the date hereof, as the same may hereafter be amended, modified or supplemented from time to time.

     "Loan" means the loan made by Mortgagee to Issuer pursuant to the Indenture evidenced by the Notes and secured hereby.

     "Premises" means the leasehold interests in the premises described in SCHEDULE A created by the Ground Lease, including all of the easements, rights, privileges and appurtenances (including air or development rights) thereunto belonging or in anywise appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired, and as used herein shall, unless the context otherwise requires, be deemed to include the Improvements.

     "Proceeds" means all proceeds of the conversion, voluntary or involuntary, of any of the Premises or Improvements into cash or liquidated claims, including, without limitation, proceeds of any sale or assignment of the Premises, insurance and condemnation awards.

     Except as expressly indicated otherwise, when used in this Mortgage (i) "or" is not exclusive, (ii) "hereunder", "herein", "hereof" and the like refer to this Mortgage as a whole, (iii) "Article", "Section" and "Schedule" refer to Articles, Sections and Schedules of this Mortgage, (iv) terms defined in the singular have a correlative meaning when used in the plural and vice versa, (v) a reference to a law or statute includes any amendment or modification to, or replacement of, such law or statute and (vi) a reference to an agreement, instrument or document means such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted hereby and by the other documents executed or delivered to Mortgagee in connection with the Loan. The cover page and all Schedules hereto are incorporated herein and made a part hereof. Any table of contents and the headings and captions herein are for convenience only and shall not affect the interpretation or construction hereof. Unless the context otherwise requires, the term "Mortgagor" as used herein shall mean New Horizons of Yonkers, Inc. with respect to the Yonkers Property and Bradlees Stores, Inc. with respect to the Union Square Property, mutatis mutandis.

                                GRANTING CLAUSE

     NOW, THEREFORE, Mortgagor, in consideration of the premises and in order to secure the payment of both the principal of, and the interest and any other sums payable under the Notes or the Indenture and the performance and observance of all the provisions hereof and of the Notes or the Indenture, hereby gives, grants, bargains, sells, warrants, aliens, remises, releases, conveys, assigns, transfers, mortgages, hypothecates, deposits, pledges, sets over and confirms unto Mortgagee, all its estate, right, title and interest in, to and under the Premises and the Improvements (hereinafter, the "Mortgaged Property") whether now owned or held or hereafter acquired and all Proceeds.

     TO HAVE AND TO HOLD unto Mortgagee, its successors and assigns forever, provided, however, that this Mortgage is being delivered to you upon the express condition that if the Loan is repaid in full in accordance with the Indenture, this Mortgage and the lien created hereby shall cease, terminate and be void.

                                   ARTICLE I

                            COVENANTS OF MORTGAGOR

     Mortgagor covenants and agrees as follows:

Section 1.01.   Warranty of Title; Power and Authority.
-------------   --------------------------------------
Mortgagor warrants that it is the owner of a valid and subsisting interest as tenant under the Ground Lease, that the Ground Lease is in full force and effect, that the Ground Lease is subject to no lien, charge or encumbrance of any kind except as disclosed pursuant to the Bankruptcy Proceedings.

Section 1.02.  Good Faith Contests.
-------------  -------------------
Nothing in this Article shall require the payment or discharge of any obligation imposed upon Mortgagor by this Article so long as Mortgagor shall in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy the same.

Section 1.03.  Taxes on Mortgagee.
-------------  ------------------
Mortgagor will pay any taxes, except income taxes, imposed on Mortgagee by reason of its ownership of the Notes or this Mortgage.

Section 1.04.  Insurance.
-------------  ---------
Mortgagor will at all times provide, maintain and keep in force the insurance required by the Ground Lease.

                                  ARTICLE II


                        EVENTS OF DEFAULTS AND REMEDIES

Section 2.01.  Events of Default and Certain Remedies.
-------------  --------------------------------------
If an Event of Default occurs and is continuing under the Indenture, or then, upon acceleration of the obligations incurred by the Notes:

     I. Mortgagee, with or without entry, personally or by its agents or attorneys, insofar as applicable, may :

          (1) sell the Mortgaged Property to the extent permitted and pursuant to the procedures provided by law, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one (1) or more sales as an entity or in parcels or parts, and at such time and place upon such terms and after such notice thereof as may be required or permitted by law; or

          (2) institute proceedings for the complete or partial foreclosure hereof; or

          (3) take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

                                  ARTICLE III


                                 MISCELLANEOUS

Section 3.01.  Modifications and Waivers in Writing.
-------------  ------------------------------------
No provision hereof may be changed, waived, discharged or terminated orally or by any other means except an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. Any agreement hereafter made by Mortgagor and Mortgagee relating hereto shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

Section 3.02.  Security Agreement.
-------------  ------------------
This Mortgage constitutes a security agreement under the applicable Uniform Commercial Code with respect to the Proceeds. In addition to the rights and remedies granted to Mortgagee by other applicable law or hereby, Mortgagee shall have all of the rights and remedies with respect to the Proceeds as are granted to a secured party under the applicable Uniform Commercial Code. Upon Mortgagee's request, Mortgagor shall promptly make the Proceeds available to Mortgagee in a manner acceptable to Mortgagee. Any notice of sale, disposition or other intended action by Mortgagee with respect to Proceeds sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such action shall constitute reasonable notice to Mortgagor. The proceeds of any such sale or disposition, or any part thereof, shall be applied by Mortgagee to the payment of the indebtedness secured hereby in accordance with the applicable provisions of the Indenture.

Section 3.03.  Notices.
-------------  -------
All notices, demands, consents, approvals and statements required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes, if to Mortgagor or Mortgagee at its respective address stated above, when given or served in accordance with the terms and provisions of Section 1.15 of the Indenture, or at such other address of which a party shall have notified the party giving such notice in accordance with the provisions of this Section.

Section 3.04.  Successors and Assigns.
-------------  ----------------------
All of the grants, covenants, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the respective successors and assigns of Mortgagor and Mortgagee.

Section 3.05.  Counterparts.
-------------  ------------
This Mortgage may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same mortgage.

          Section 3.06.  Substitute Mortgages.
          -------------  --------------------

Mortgagor and Mortgagee shall, upon their mutual agreement to do so, execute such documents as may be necessary in order to effectuate the modification hereof, including the execution of substitute mortgages, so as to create two (2) or more liens on the Mortgaged Property in such amounts as may be mutually agreed upon but in no event to exceed, in the aggregate, the Mortgage Amount; in such event, Mortgagor covenants and agrees to pay the reasonable fees and expenses of Mortgagee and its counsel in connection with any such modification.

          Section 3.07.  Releases.
          -------------  --------

               Mortgagee agrees to release the Premises and the Improvements in the Union Square Property or the Yonkers Property, as the case may be, from the lien of this Mortgage upon the sale thereof pursuant to an agreement approved by Mortgagor's Board of Directors (the "Sale Agreement") and the receipt by Mortgagee of the proceeds payable to Mortgagor pursuant to the Sale Agreement net of (i) all costs arising from or relating to the sale of the Mortgaged Property (including, but not limited to, attorneys' fees) and (ii) adjustments applicable to title closings as recommended by the Real Estate Board of New York, Inc.;

               Mortgagee agrees to release the Premises and the Improvements in the Union Square Property or the Yonkers Property, as the case may be, from the lien of this Mortgage upon receipt by Mortgagee of a written request therefor accompanied by a copy of a written notice of default from the landlord under the Ground Lease in question citing the granting of this Mortgage as the basis for the default so noticed (the "Default Release Request").

               Any release requested by Mortgagor pursuant to (b) above shall not include a release of the security interest in the Proceeds created hereby and any release pursuant to (b) above shall expressly reserve Mortgagee's security interest in the Proceeds. Mortgagee agrees to deliver a release pursuant to a Default Release Request no later than five days prior to the expiration of any grace period provided for in the notice of default accompanying the Default Release Request.

          Section 3.08.  No Merger of Interests.
          -------------  ----------------------

Unless expressly provided otherwise, in the event that ownership hereof and title to the fee and/or leasehold estates in the Premises encumbered hereby shall become vested in the same person or entity, this Mortgage shall not merge in said title but shall continue to be and remain a valid and subsisting lien on said estates in the Premises for the amount secured hereby.

          Section 3.09.  New York Provisions.
          -------------  -------------------

Mortgagor hereby makes the following statements: "This Mortgage does not cover real property principally improved or to be improved by one (1) or more structures containing in the aggregate not more than six (6) residential dwelling units, each having its own separate cooking facilities." and (b) the covenants and conditions contained herein, other than those included in the New York Statutory Short Form of Mortgage, shall be construed as affording to Mortgagee rights additional to, and not exclusive of, the rights conferred under the provisions of Sections 254, 271 and 272 of the Real Property Law of the State of New York, all of which are incorporated herein by reference to the extent applicable.

          Section 3.10.  Further Encumbrances.
          -------------  --------------------

In consideration of the granting of this Mortgage, Mortgagee hereby agrees that Mortgagor may grant easements, enter into subleases or other agreements further encumbering the Mortgaged Property without the consent of Mortgagee. Mortgagee agrees that at the request of Mortgagor, Mortgagee shall consent to and subordinate the lien of this Mortgage to any easements, subleases or further encumbrances against the Mortgaged Property. Notwithstanding the foregoing, no encumbrance securing any indebtedness will be permitted unless such encumbrance is expressly subordinate to this Mortgage.


     IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered by Mortgagor.


                              BRADLEES STORES, INC.



                              By                       [SEAL]

                                 Name:
                                 Title:


                              NEW HORIZONS OF YONKERS, INC.



                              By                       [SEAL]

                                 Name:
                                 Title:

Attest:


____________________
Name:
Title:


Witnesses:

____________________
Name:

____________________
Name:

State of New York   )
                    ) ss.:
County of New York  )

          On the ____ day of _____________ in the year 1998, before me, the undersigned, a notary public in and for said state, personally appeared _______________ ______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                   ______________________________
                                          Notary Public

My Commission Expires:

_____________________

State of New York   )
                    ) ss.:
County of New York  )

  On the ____ day of _____________ in the year 1998, before me, the undersigned, a notary public in and for said state, personally appeared _______________ ______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                   ______________________________
                                             Notary Public

My Commission Expires:

_____________________

                                 SCHEDULE A-1

                    [Legal Description of Yonkers Property]

                                 SCHEDULE A-2

                 [Legal Description of Union Square Property]

                                      13